Exhibit 99.1

Investor Relations and Media Contact:
Christina Hachikian
(847) 653-7166

Taylor Capital Group reports $33.4 million net

income for third quarter 2010

CHICAGO, IL – October 21, 2010 – Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported encouraging results for the third quarter of 2010.

Net income for the third quarter of 2010 was $33.4 million, compared to a net loss of $30.9 million for the second quarter of 2010. Net income applicable to common stockholders was $30.7 million, or $1.57 per diluted share, for the third quarter of 2010, compared to a net loss applicable to common stockholders of $48.3 million, or $3.35 per diluted share, for the second quarter of 2010. Net income included $32.8 million in gains from the sale of investment securities in the third quarter of 2010. It is important to note that income before income taxes excluding these securities gains was $931,000.

“We are pleased to report net income of $33.4 million in the third quarter of 2010,” said Mark A. Hoppe, President and Chief Executive Officer of Taylor Capital Group and Cole Taylor Bank. “These results show strong evidence of success in pursuing our two prong strategy of asset quality improvement and core business growth – what we are now referring to as our ‘fix and grow’ strategy. Although gains from the sale of investment securities were the primary contributor to the bottom line, we also had positive earnings as a result of the performance of our key business lines.”

Hoppe continued, “Credit quality also improved this quarter, including realizing the full benefit of the bulk loan sale we announced last quarter. We remain cautious in the face of a stagnant Chicago area real estate market and continue to closely manage credit quality. However, we are heartened by some positive trends, including hearing more positive outlooks among some of our clients. We ended the third quarter with strong pre-tax, pre-provision earnings from core operations, improved asset quality – including loan loss reserve coverage of nonperforming loans of almost 80% – and an improved capital position.”

THIRD QUARTER 2010 HIGHLIGHTS

Pre-tax, pre-provision earnings from core operations1 grew by 19.2% from the second quarter

•	Pre-tax, pre-provision earnings from core operations totaled $20.6 million for the third quarter of 2010, up from $17.3 million for the second quarter of 2010, representing an increase of 19.2%.

•	Total revenue (net interest income plus noninterest income less gains on investment securities) was $45.7 million in the third quarter of 2010, up from $40.7 million in the second quarter of 2010.

•

Net interest margin increased to 3.25% for the third quarter of 2010, up eight basis points from 3.17% for the second quarter of 2010 and the eighth consecutive quarterly improvement in net interest margin.

[1]

Schedules reconciling earnings in accordance with U. S. generally accepted accounting principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision earnings from core operations and of revenue are provided in the attached tables.

Credit quality improved despite lagging economic recovery in the Chicago market

•

Nonperforming loans were $118.4 million and 3.90% of total loans at September 30, 2010, compared to $154.4 million and 5.08% of total loans at June 30, 2010. This is a 23.3% reduction in nonperforming loans.

•	Provision for loan losses for the third quarter of 2010 was $18.1 million, a decrease of 58.8% from the provision of $43.9 million for the second quarter of 2010.

•

Allowance for loan losses was $94.1 million at September 30, 2010, down from $100.5 million at June 30, 2010. Despite the reduction in the allowance, the ratio of allowance for loan losses to nonperforming loans increased to 79.5% at September 30, 2010, compared to 65.1% at June 30, 2010.

•	At September 30, 2010, total commercial criticized and classified loans[2] totaled $322.3 million, compared to $381.1 million at June 30, 2010.

Company received regulatory approval for remaining $9.1 million capital investment

•

During the second quarter of 2010, the Company raised $75 million of new capital, $9.1 million of which was held in escrow pending regulatory approval. The Company obtained regulatory approval in October of 2010 and expects to complete that remaining portion of its second quarter capital raise transaction shortly.

THIRD QUARTER 2010 PERFORMANCE OVERVIEW

Results of Operations

Net Income and Net Income Applicable to Common Stockholders

Net income for the third quarter of 2010 was $33.4 million, compared to a net loss of $30.9 million for second quarter of 2010. Net income applicable to common stockholders was $30.7 million, or $1.57 per diluted share, for the third quarter of 2010 compared to a net loss applicable to common stockholders of $48.3 million, or $3.35 per diluted share, for the second quarter of 2010.

The main drivers of the change in net income from second quarter 2010 to third quarter 2010 were improvement in pre-tax, pre-provision earnings from core operations, reduction in credit costs (provision plus nonperforming asset expense), and gains on the sale of investment securities. Pre-tax net income excluding gains on the sale of investment securities was $931,000.

For the three months ended September 30, 2010
(in thousands)
Pre-tax, pre-provision earnings from core operations	$20,597
Less: Nonperforming asset expense	(1,538)
Less: Provision for loan losses	(18,128)

Core operating earnings excluding gains on the sale of investment securities	$931
Plus: Gains on the sale of investment securities	32,804

Net income before taxes	$33,735
Less: Taxes	(321)

Net income	$33,414

[2]

Criticized and classified loans (special mention, substandard, and nonaccrual loans) in commercial & industrial, commercial real estate, residential land and construction and commercial land and construction federal collateral codes. Excludes consumer loans.

Pre-tax, Pre-Provision Earnings from Core Operations

Pre-tax, pre-provision earnings from core operations totaled $20.6 million for the third quarter of 2010, as compared to $17.3 million for the second quarter of 2010. This continued positive trend reflects improved business fundamentals and a diversified revenue stream. The three key lines of business of Cole Taylor Bank that form the foundation of its growth strategy – Commercial Banking, Cole Taylor Business Capital (the asset based lending unit of the Bank), and Cole Taylor Mortgage – all experienced additional growth in the third quarter of 2010.

In the third quarter of 2010, the most significant contribution to the increase in earnings from core operations was from mortgage origination revenue produced by Cole Taylor Mortgage. In only its third quarter of operations, Cole Taylor Mortgage generated $6.3 million in revenue from mortgage originations, a $4.4 million or 230% increase over the second quarter of 2010 revenue of $1.9 million.

Cole Taylor Mortgage originated $242.4 million of first mortgages in the third quarter of 2010, as compared to $76.4 million in the second quarter of 2010. Cole Taylor Mortgage’s success is partly attributable to its ability to take advantage of high volumes of mortgage refinancings in the current low rate environment. Additionally, this unit continues to strategically grow its offices nationwide. Currently, Cole Taylor Mortgage is qualified in 17 states, most recently adding Connecticut, Missouri and Wisconsin. Cole Taylor Mortgage also opened two new retail mortgage offices during the third quarter of 2010 increasing the total branches offering mortgages to 16, including nine retail branches in the Chicago area.

The Bank’s other derivative income also contributed to increased earnings from core operations, adding $1.2 million in revenue during the third quarter of 2010, largely the result of an increase in fees from interest rate exchange agreements as more of the Bank’s commercial clients hedged against possible changes in interest rates.

Revenue

Revenue was $45.7 million for the third quarter of 2010, compared to $40.7 million for the second quarter of 2010.

Net interest income declined slightly to $34.4 million for the third quarter of 2010, compared to $34.7 million for the second quarter of 2010. The decrease in the total portfolio of investment securities negatively impacted net interest income, partially offset by increased volume of mortgage loans held for sale and lower cost deposits.

Noninterest income for the third quarter of 2010 totaled $44.1 million, up significantly from $6.2 million for the second quarter of 2010, mostly the result of $32.8 million in gains from the sale of investment securities. These sales significantly reduced prepayment risk, and allowed the Company to capture unrealized gains on investment securities that had higher refinancing risk. Increased noninterest income from the Bank’s core businesses further bolstered total noninterest income, including increased mortgage origination revenue and other derivative income.

Expenses

Noninterest expense declined to $26.6 million in the third quarter of 2010 from $27.5 million in the second quarter of 2010.

Reductions in nonperforming asset expense were the primary reason noninterest expense declined. Nonperforming asset expense decreased from $4.1 million in the second quarter of 2010 to $1.5 million in the third quarter of 2010 due to higher nonperforming asset recoveries and lower write-downs on other real estate owned. Partially offsetting this reduction was a $1.6 million increase in salaries and benefits as a result of additional headcount at Cole Taylor Mortgage.

Credit Quality

Loan Portfolio Performance and Credit Quality

Credit quality improved in the third quarter of 2010 despite continued weakness in the Chicago real estate market. Nonperforming loans have been trending down since the second quarter of 2009, though fluctuations may occur given the lagging economy. The Company continues to pursue multiple strategies to reduce nonperforming assets, especially in the real estate portfolio, with a focus on pursuing the best economic outcome.

Nonperforming assets were $157.5 million at September 30, 2010, compared to $182.5 million at June 30, 2010. Nonperforming assets to total assets decreased to 3.38% at September 30, 2010, from 3.98% at June 30, 2010.

Nonaccrual loans totaled $118.4 million at September 30, 2010, as compared to $154.3 million at June 30, 2010. Asset sales and charge-offs reduced nonaccrual residential construction and land loans by $33.5 million to $17.4 million at September 30, 2010. Commercial real estate nonaccrual loans decreased $12.4 million to $46.4 million at September 30, 2010. Partially offsetting these decreases was an increase of $10.0 million in commercial and industrial nonaccrual loans to $31.1 million at September 30, 2010, compared to $21.1 million at June 30, 2010.

Other real estate and repossessed assets increased from $28.2 million at June 30, 2010 to $39.1 million at September 30, 2010 as a result of several completed foreclosures.

Loans contractually past due 30 through 89 days decreased to $22.1 million at September 30, 2010 from $35.9 million at June 30, 2010. Commercial criticized and classified loans3 also decreased to $322.3 million, down from $381.1 million at June 30, 2010.

Provision and Allowance for Loan Losses

The provision for loan losses declined significantly from $43.9 million for the second quarter of 2010 to $18.1 million for the third quarter of 2010. This decrease resulted from reduced loan migrations to nonperforming status in the third quarter of 2010 as compared to the second quarter of 2010. In addition, a significant portion of the second quarter 2010 provision was the result of a bulk loan sale.

The allowance for loan losses was $94.1 million at September 30, 2010, compared to $100.5 million at June 30, 2010. The loan loss allowance represented 3.10% of total loans at September 30, 2010, down from 3.31% at June 30, 2010. However, as a percent of nonperforming loans, the allowance for loan losses was 79.50% at September 30, 2010, up from 65.10% at June 30, 2010.

Credit Quality Performance Summary

(in thousands)	9/30/2010	6/30/2010		$ Change	% Change
Nonperforming loans	$118,419	$154,378	ò	($35,959)	Decrease of 23.3%
Nonperforming assets	$157,482	$182,547	ò	($25,065)	Decrease of 13.7%
Nonperforming loans to total loans	3.90%	5.08%	ò	-1.18%	Decrease of 23.2%
Allowance to nonperforming loans	79.50%	65.10%	ñ	14.40%	Increase of 22.1%

[3]

Criticized and classified loans (special mention, substandard and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land, and commercial construction and land federal collateral codes. Excludes consumer loans.

Balance Sheet

Assets

Total assets at September 30, 2010 increased to $4.66 billion from $4.59 billion at June 30, 2010.

Investment securities declined $257.8 million to $1.17 billion at September 30, 2010, from $1.43 billion at June 30, 2010. This decrease was partially offset by an increase in other assets of $232.6 million at September 30, 2010, primarily the result of the timing of settlement on investment securities sold.

Loans held for sale increased from $78.4 million at June 30, 2010 to $134.5 million at September 30, 2010 as a result of increased origination activity in Cole Taylor Mortgage.

Total loans in the portfolio were $2.80 billion at September 30, 2010, down $54.4 million from $2.86 billion at June 30, 2010. Loan growth from new and existing relationships continued to be offset by historically low levels of client line utilization and resolutions of nonperforming loans which includes pay downs and charge-offs.

Liabilities

Total liabilities at September 30, 2010 increased to $4.38 billion from $4.30 billion at June 30, 2010.

Total deposits were down slightly at $2.97 billion at September 30, 2010 from $3.04 billion at June 30, 2010. Increases in noninterest bearing deposits, NOW accounts and public time deposits were more than offset by decreases in CDARS time deposits, customer certificates of deposits and money market accounts, as well as out-of-market deposits. The ratio of in-market deposits to total deposits remained relatively unchanged at approximately 82%.

Reduced levels of other borrowings were offset by increases in accrued interest, taxes and other liabilities, as well as in notes payable and other advances. Similar to the fluctuations in other assets, the $182.8 million increase in other liabilities was a result of settlement timing on the purchase of investment securities.

Capital

At September 30, 2010, the Company’s Tier I Risk Based Capital ratio was 10.39%, while its Total Risk Based Capital ratio was 14.15% and its Tier I Capital to Average Assets leverage ratio was 8.04%.

These ratios are all improved over their respective June 30, 2010 levels and exceed the regulatory requirements of 6.00% for Tier I Risk Based Capital, 10.00% for Total Risk Based Capital and 5.00% for Tier I Capital to Average Assets for well-capitalized banks.

Conference Call and Slide Presentation

Taylor Capital Group will host a webcast and conference call on October 21, 2010, at 10:00 am (Central Time) to discuss third quarter 2010 results and other matters. To access the call, please dial (800) 561-2731 and enter the passcode 67310484. To access streaming audio, please go to www.taylorcapitalgroup.com.

New for third quarter 2010, the Company will also provide a slide presentation which management will speak to during the discussion. A copy of the presentation will be available for download prior to the start of the call at www.taylorcapitalgroup.com. The presentation will not be webcast live. If you have any trouble obtaining a copy of the presentation, please call Investor Relations at (847) 653-7166.

Accompanying Financial Statements and Tables

This press release is accompanied by the following unaudited financial information:

•	Condensed Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Summary of Key Quarterly Financial Data

•	Summary of Key Year-To-Date Financial Data

•	Summary of Key Period-End Financial Data

•	Composition of Loan Portfolio

•	Credit Quality

•	Loan Portfolio Aging

•	Funding Liabilities

•	Reconciliation of U.S. GAAP Financial Measures

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.7 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2009 Annual Report on Form 10-K filed with the SEC on March 29, 2010. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Sept. 30, 2010	(Unaudited) June 30, 2010	Dec. 31, 2009
ASSETS
Cash and cash equivalents	$144,472	$58,510	$48,469
Investment securities	1,172,600	1,430,419	1,271,271
Loans held for sale	134,508	78,437	81,853
Loans, net of allowance for loan losses of $94,138, $100,500 and $106,185 at Sept. 30, 2010, June 30, 2010 and Dec. 31, 2009, respectively	2,804,293	2,858,727	2,847,290
Premises, leasehold improvements and equipment, net	14,862	14,616	15,515
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	36,484	36,484	31,210
Other real estate and repossessed assets, net	39,063	28,169	26,231
Other assets	312,533	79,868	81,663

Total assets	$4,658,815	$4,585,230	$4,403,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$588,204	$570,423	$659,146
Interest-bearing	2,384,464	2,472,543	2,317,654

Total deposits	2,972,668	3,042,966	2,976,800
Other borrowings	506,857	586,960	337,669
Accrued interest, taxes and other liabilities	238,397	55,575	60,925
Notes payable and other advances	490,000	445,000	627,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	85,545	85,367	55,695

Total liabilities	4,380,074	4,302,475	4,144,696

Stockholders’ equity:
Preferred stock, Series A	—	—	60,000
Preferred stock, Series B	99,992	99,603	98,844
Preferred stock, Series C	31,912	31,912	—
Common stock	192	193	120
Surplus	307,120	306,703	226,398
Accumulated deficit	(141,839)	(172,583)	(110,617)
Accumulated other comprehensive income, net	6,000	41,563	8,697
Treasury stock	(24,636)	(24,636)	(24,636)

Total stockholders’ equity	278,741	282,755	258,806

Total liabilities and stockholders’ equity	$4,658,815	$4,585,230	$4,403,502

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Interest income:
Interest and fees on loans	$38,821	$38,260	$40,749	$115,292	$119,668
Interest and dividends on investment securities:
Taxable	12,007	14,209	13,921	39,662	42,179
Tax-exempt	1,148	1,212	1,360	3,589	4,203
Interest on cash equivalents	4	1	3	6	15

Total interest income	51,980	53,682	56,033	158,549	166,065

Interest expense:
Deposits	10,448	11,994	16,629	34,884	54,911
Other borrowings	2,097	2,469	2,210	6,851	6,618
Notes payable and other advances	1,200	1,174	1,718	3,998	4,956
Junior subordinated debentures	1,471	1,446	1,477	4,355	4,618
Subordinated notes	2,397	1,921	1,624	5,949	4,861

Total interest expense	17,613	19,004	23,658	56,037	75,964

Net interest income	34,367	34,678	32,375	102,512	90,101
Provision for loan losses	18,128	43,946	15,539	83,204	70,609

Net interest income (loss) after provision for loan losses	16,239	(9,268)	16,836	19,308	19,492

Noninterest income:
Service charges	2,783	2,781	2,892	8,421	8,481
Trust and investment management fees	109	235	332	691	1,341
Mortgage origination revenue	6,308	1,892	—	8,503	—
Loss on disposition of bulk purchased mortgage loans	(410)	(5)	(1,351)	(2,437)	(1,305)
Gain on investment securities	32,804	142	378	34,379	8,637
Other derivative income (loss)	1,127	(42)	108	1,294	1,380
Other noninterest income	1,421	1,155	1,017	3,823	2,322

Total noninterest income	44,142	6,158	3,376	54,674	20,856

Noninterest expense:
Salaries and employee benefits	13,806	12,246	10,440	37,665	31,976
Occupancy of premises, furniture and equipment	2,668	2,753	2,548	7,975	7,704
Nonperforming asset expense	1,538	4,055	2,295	10,531	3,273
FDIC assessment	2,178	1,970	2,314	6,361	8,213
Legal fees, net	1,481	1,427	1,430	3,727	4,225
Other noninterest expense	4,975	5,016	3,489	15,006	11,997

Total noninterest expense	26,646	27,467	22,516	81,265	67,388

Income (loss) before income taxes	33,735	(30,577)	(2,304)	(7,283)	(27,040)
Income tax expense	321	306	144	933	1,481

Net income (loss)	33,414	(30,883)	(2,448)	(8,216)	(28,521)
Preferred dividends and discounts	(2,671)	(1,693)	(2,873)	(7,251)	(8,603)
Implied non-cash preferred dividend	—	(15,756)	—	(15,756)	—

Net income (loss) applicable to common stockholders	$30,743	$(48,332)	$(5,321)	$(31,223)	$(37,124)

Basic earnings (loss) per common share	$1.68	$(3.35)	$(0.51)	$(2.19)	$(3.54)
Diluted earnings (loss) per common share	1.57	(3.35)	(0.51)	(2.19)	(3.54)
Weighted-average shares outstanding	17,742,119	14,408,469	10,502,844	14,248,556	10,489,165
Weighted-average diluted shares outstanding	20,740,215	14,408,469	10,502,844	14,248,556	10,489,165

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(dollars in thousands)

Unaudited

	2010			2009
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Condensed Income Data:
Net interest income	$34,367	$34,678	$33,467	$32,810	$32,375
Provision for loan losses	18,128	43,946	21,130	19,002	15,539
Total noninterest income	44,142	6,158	4,374	12,735	3,376
Total noninterest expense	26,646	27,467	27,152	30,219	22,516

Income (loss) before income taxes	33,735	(30,577)	(10,441)	(3,676)	(2,304)
Income tax expense (benefit)	321	306	306	(647)	144

Net income (loss) applicable to common shareholders	33,414	(30,883)	(10,747)	(3,029)	(2,448)
Preferred dividends and discounts	(2,671)	(1,693)	(2,887)	(2,880)	(2,873)
Implied non-cash preferred dividends	—	(15,756)	—	—	—

Net income (loss) applicable to common shareholders	$30,743	$(48,332)	$(13,634)	$(5,909)	$(5,321)

Non-GAAP Measures of Performance (1)
Revenue	$45,705	$40,694	$36,408	$36,587	$35,373
Pre-tax, pre-provision earnings from core operations	20,597	17,282	14,194	14,821	15,152

Per Share Data:
Basic earnings (loss) per common share	$1.68	$(3.35)	$(1.30)	$(0.56)	$(0.51)
Diluted earnings (loss) per common share	1.57	(3.35)	(1.30)	(0.56)	(0.51)
Book value per common share	8.03	8.26	8.54	9.02	11.78
Weighted average shares-basic	17,742,119	14,408,469	10,515,668	10,504,027	10,502,844
Weighted average shares-diluted	20,740,215	14,408,469	10,515,668	10,504,027	10,502,844
Shares outstanding-end of period	18,286,842	18,312,772	11,076,197	11,076,707	11,078,011

Performance Ratios (annualized):
Return (loss) on average assets	3.01%	(2.70)%	(0.96)%	(0.28)%	(0.22)%
Return (loss) on average equity	46.65%	(45.86)%	(16.25)%	(4.19)%	(3.58)%
Efficiency ratio (2)	58.30%	67.50%	74.58%	82.59%	63.65%

Average Balance Sheet Data (3):
Total assets	$4,447,421	$4,573,030	$4,479,495	$4,390,123	$4,543,191
Investments	1,269,634	1,431,291	1,351,711	1,220,768	1,325,722
Cash equivalents	1,191	656	294	1,118	2,637
Loans	3,018,084	3,034,630	3,022,833	3,079,862	3,180,992
Total interest-earning assets	4,288,909	4,466,577	4,374,838	4,301,748	4,509,351
Interest-bearing deposits	2,389,226	2,470,356	2,312,650	2,340,487	2,526,961
Borrowings	1,101,125	1,205,590	1,245,568	1,058,628	1,074,533
Total interest-bearing liabilities	3,490,351	3,675,946	3,558,218	3,399,115	3,601,494
Noninterest-bearing deposits	602,903	584,246	606,604	640,590	598,760
Total stockholders’ equity	286,478	269,356	264,588	289,178	273,504

Tax Equivalent Net Interest Margin:
Net interest income as stated	$34,367	$34,678	$33,467	$32,810	$32,375
Add: Tax equivalent adjust. - investment (4)	618	653	662	681	732
Tax equivalent adjust. - loans (4)	25	25	25	29	29

Tax equivalent net interest income	$35,010	$35,356	$34,154	$33,520	$33,136

Net interest margin without tax adjust.	3.19%	3.11%	3.09%	3.03%	2.86%
Net interest margin - tax equivalent (4)	3.25%	3.17%	3.15%	3.10%	2.92%
Yield on earning assets without tax adjust.	4.82%	4.82%	4.88%	4.99%	4.94%
Yield on earning assets - tax equivalent (4)	4.88%	4.88%	4.95%	5.05%	5.01%
Yield on interest-bearing liabilities	2.00%	2.07%	2.21%	2.47%	2.61%
Net interest spread - without tax adjust.	2.82%	2.74%	2.67%	2.52%	2.34%
Net interest spread - tax equivalent (4)	2.88%	2.81%	2.74%	2.58%	2.40%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(3)	Average balances are daily averages.
(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY YEAR-TO-DATE FINANCIAL DATA

(dollars in thousands)

Unaudited

	Year To Date September 30,
	2010	2009
Condensed Income Data:
Net interest income	$102,512	$90,101
Provision for loan losses	83,204	70,609
Total noninterest income	54,674	20,856
Total noninterest expense	81,265	67,388

Loss before income taxes	(7,283)	(27,040)
Income tax expense (benefit)	933	1,481

Net loss	(8,216)	(28,521)
Preferred dividends and discounts	(7,251)	(8,603)
Implied non-cash preferred dividends	(15,756)	—

Net loss applicable to common shareholders	$(31,223)	$(37,124)

Non-GAAP Measures of Performance (1)
Revenue	$122,807	$102,320
Pre-tax, pre-provision earnings from core operations	52,073	38,205

Per Share Data:
Basic loss per common share	$(2.19)	$(3.54)
Diluted loss per common share	(2.19)	(3.54)
Book value per common share	8.03	11.78
Weighted average shares-basic	14,248,556	10,489,165
Weighted average shares-diluted	14,248,556	10,489,165
Shares outstanding-end of period	18,286,842	11,078,011

Performance Ratios (annualized):
Loss on average assets	(0.24)%	(0.84)%
Loss on average equity	(4.00)%	(12.87)%
Efficiency ratio (2)	66.17%	65.86%

Average Balance Sheet Data (3):
Total assets	$4,499,864	$4,516,405
Investments	1,350,578	1,273,332
Cash equivalents	717	1,880
Loans	3,025,165	3,202,212
Total interest-earning assets	4,376,460	4,477,424
Interest-bearing deposits	2,391,024	2,579,720
Borrowings	1,183,565	1,004,307
Total interest-bearing liabilities	3,574,589	3,584,027
Noninterest-bearing deposits	597,904	565,614
Total stockholders’ equity	273,554	295,415

Tax Equivalent Net Interest Margin:
Net interest income as stated	$102,512	$90,101
Add: Tax equivalent adjust. - investment (4)	1,933	2,263
Tax equivalent adjust. - loans (4)	75	86

Tax equivalent net interest income	$104,520	$92,450

Net interest margin without tax adjust.	3.13%	2.69%
Net interest margin - tax equivalent (4)	3.19%	2.76%
Yield on earning assets without tax adjust.	4.84%	4.95%
Yield on earning assets - tax equivalent (4)	4.90%	5.02%
Yield on interest-bearing liabilities	2.10%	2.83%
Net interest spread - without tax adjust.	2.74%	2.12%
Net interest spread - tax equivalent (4)	2.80%	2.19%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(3)	Average balances are daily averages.
(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY PERIOD-END FINANCIAL DATA

(dollars in thousands)

Unaudited

	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Condensed Balance Sheet Data:
Investment securities	$1,172,600	$1,430,419	$1,408,240	$1,271,271	$1,306,098
Loans	3,032,939	3,037,664	3,006,771	3,035,328	3,114,254
Allowance for loan losses	94,138	100,500	100,151	106,185	107,132
Total assets	4,658,815	4,585,230	4,514,180	4,403,502	4,485,081
Total deposits	2,972,668	3,042,966	2,957,720	2,976,800	3,052,729
Total borrowings	1,169,009	1,203,934	1,250,830	1,106,971	1,086,892
Total stockholders’ equity	278,741	282,755	253,800	258,806	289,020

Asset Quality Ratios:
Nonperforming loans	$118,419	$154,378	$141,190	$141,462	$176,020
Nonperforming assets	157,482	182,547	168,545	167,693	196,333
Allowance for loan losses to total loans	3.10%	3.31%	3.33%	3.50%	3.44%
Allowance for loan losses to nonperforming loans	79.50%	65.10%	70.93%	75.06%	60.86%
Nonperforming assets to total loans plus repossessed property	5.13%	5.95%	5.55%	5.48%	6.26%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	14.15%	13.20%	12.34%	12.72%	12.75%
Tier I Capital (to Risk Weighted Assets)	10.39%	9.34%	9.29%	9.79%	9.86%
Leverage (to average assets)	8.04%	7.02%	7.07%	7.60%	7.47%

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	September 30, 2010		June 30, 2010		December 31, 2009
Loans:	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,357,252	46.9%	$1,335,411	45.1%	$1,264,369	42.8%
Commercial real estate secured	1,128,290	38.9	1,164,800	39.4	1,171,777	39.7
Residential construction & land	119,219	4.1	146,494	5.0	221,859	7.5
Commercial construction & land	130,217	4.5	140,473	4.7	142,584	4.8

Total commercial loans	2,734,978	94.4	2,787,178	94.2	2,800,589	94.8
Consumer-oriented loans	163,456	5.6	172,053	5.8	152,892	5.2

Gross loans	2,898,434	100.0%	2,959,231	100.0%	2,953,481	100.0%

Less: Unearned discount	(3)		(4)		(6)

Total loans	2,898,431		2,959,227		2,953,475
Less: Loan loss allowance	(94,138)		(100,500)		(106,185)

Net loans	$2,804,293		$2,858,727		$2,847,290

Loans Held for Sale	$134,508		$78,437		$81,853

The following tables provide details of the Company’s commercial real estate and residential construction and land portfolios:

	September 30, 2010		June 30, 2010		December 31, 2009
Commercial real estate secured:	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial non-owner occupied:
Retail strip centers or malls	$200,998	17.8%	$205,660	17.7%	$211,817	18.1%
Office/mixed use property	129,396	11.5	132,803	11.4	149,951	12.8
Commercial properties	138,769	12.3	141,854	12.2	144,745	12.3
Specialized – other	124,965	11.1	125,782	10.8	121,530	10.4
Other commercial properties	60,925	5.4	66,565	5.7	64,602	5.5

Subtotal commercial non-owner occupied	655,053	58.1	672,664	57.8	692,645	59.1
Commercial owner-occupied	356,312	31.6	348,808	29.9	334,744	28.6
Multi-family properties	116,925	10.3	143,328	12.3	144,388	12.3

Total commercial real estate secured	$1,128,290	100.0%	$1,164,800	100.0%	$1,171,777	100.0%

Residential construction & land:
Residential construction	$95,880	80.4%	$121,151	82.7%	$173,432	78.2%
Land	23,339	19.6	25,343	17.3	48,427	21.8

Total residential construction and land	$119,219	100.0%	$146,494	100.0%	$221,859	100.0%

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Sept. 30, 2010	June 30, 2010	Dec. 31, 2009
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$56	$58	$59
Nonaccrual loans:
Commercial and industrial	31,052	21,101	26,687
Commercial real estate secured	46,396	58,754	36,420
Residential construction and land	17,432	50,932	62,795
Commercial construction and land	12,232	14,883	4,245
All other loan types	11,251	8,650	11,256

Total nonaccrual loans	118,363	154,320	141,403

Total nonperforming loans	118,419	154,378	141,462
Other real estate owned and repossessed assets	39,063	28,169	26,231

Total nonperforming assets	$157,482	$182,547	$167,693

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$22,138	$35,899	$13,206
Criticized and classified loans (1)	322,252	381,050	406,306
Performing restructured loans	26,548	18,826	1,196
Recorded balance of impaired loans	133,661	167,499	141,697
Allowance for loan losses related to impaired loans	31,757	41,622	33,640

Allowance for Loan Losses Summary:
Allowance at beginning of period	$100,500	$100,151	$107,132
Net (charge-offs) recoveries:
Commercial and commercial real estate	(12,907)	(12,261)	(7,983)
Real estate – construction and land	(11,322)	(29,957)	(10,384)
Total consumer-oriented loans	(261)	(1,379)	(1,582)

Total net charge-offs	(24,490)	(43,597)	(19,949)
Provision for loan losses	18,128	43,946	19,002

Allowance at end of period	$94,138	$100,500	$106,185

Key Credit Ratios:
Nonperforming loans to total loans	3.90%	5.08%	4.66%
Nonperforming assets to total loans plus repossessed property	5.13%	5.95%	5.48%
Nonperforming assets to total assets	3.38%	3.98%	3.81%
Annualized net charge-offs to average total loans	3.25%	5.75%	2.59%
Allowance to total loans at end of period	3.10%	3.31%	3.50%
Allowance to nonperforming loans	79.50%	65.10%	75.06%
30 – 89 days past due to total loans	0.73%	1.18%	0.44%

(1)	Criticized and classified loans (special mention, substandard and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land and commercial construction and land federal collateral codes. Excludes consumer loans.

LOAN PORTFOLIO AGING (unaudited)

(dollars in thousands)

	As of September 30, 2010
	30-89 Days Past Due	>90 Days Past Due and Still Accruing	Nonaccrual	Current	Total Loans	% of Total Loans	Allowance for Loan Loss Allocation

Commercial and industrial	$502	$—	$31,052	$1,325,698	$1,357,252	45%	$34,471

Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	—	—	6,439	194,559	200,998	7%	5,765
Office/mixed use property	864	—	3,344	125,188	129,396	4%	3,711
Commercial properties	—	—	1,831	136,938	138,769	5%	3,980
Specialized – other	—	—	3,133	121,832	124,965	4%	3,584
Other commercial properties	—	—	15	60,910	60,925	2%	1,749

Subtotal commercial non-owner occupied	864	—	14,762	639,427	655,053	22%	18,789
Commercial owner-occupied	—	—	27,253	329,059	356,312	12%	10,220
Multi-family properties	4,022	—	4,381	108,522	116,925	3%	3,354

Total commercial real estate secured	4,886	—	46,396	1,077,008	1,128,290	37%	32,363

Residential construction & land:
Residential construction	7,786	—	16,379	71,715	95,880	3%	11,967
Land	—	—	1,053	22,286	23,339	1%	2,913

Total residential construction and land	7,786	—	17,432	94,001	119,219	4%	14,880

Commercial construction and land	—	—	12,232	117,985	130,217	4%	8,180

Total commercial loans	13,174	—	107,112	2,614,692	2,734,978	90%	89,894

Consumer loans	8,964	56	11,251	277,690	297,961	10%	4,244

Total loans	$22,138	$56	$118,363	$2,892,382	$3,032,939	100%	$94,138

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	September 30, 2010		June 30, 2010		September 30, 2009
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$602,903	20.1%	$584,246	19.1%	$598,760	19.2%
NOW accounts	300,372	10.0	269,799	8.8	223,386	7.2
Savings deposits	40,545	1.4	40,760	1.3	41,839	1.3
Money market accounts	568,014	19.0	533,098	17.5	407,298	13.0
Customer certificates of deposit	755,765	25.3	784,120	25.7	826,911	26.4
CDARS time deposits	152,170	5.1	165,631	5.4	154,979	5.0
Public time deposits	45,043	1.5	65,829	2.2	76,625	2.4

Total in-market deposits	2,464,812	82.4	2,443,483	80.0	2,329,798	74.5

Out-of-market deposits:
Brokered money market deposits	6,173	0.2	6,584	0.2	9,390	0.3
Out-of-local-market certificates of deposit	92,805	3.1	107,910	3.5	99,665	3.2
Brokered certificates of deposit	428,339	14.3	496,625	16.3	686,868	22.0

Total out-of-market deposits	527,317	17.6	611,119	20.0	795,923	25.5

Total deposits	$2,992,129	100.0%	$3,054,602	100.0%	$3,125,721	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Sept. 30, 2010	June 30, 2010	Dec. 31, 2009
In-market deposits:
Noninterest-bearing deposits	$588,204	$570,423	$659,146
NOW accounts	304,798	294,605	307,025
Savings accounts	40,333	40,672	41,479
Money market accounts	569,346	576,157	438,080
Customer certificates of deposit	741,372	775,298	775,663
CDARS time deposits	132,313	167,117	116,256
Public time deposits	54,255	47,684	68,763

Total in-market deposits	2,430,621	2,471,956	2,406,412

Out-of-market deposits:
Brokered money market deposits	6,083	6,337	7,338
Out-of-local-market certificates of deposit	87,930	100,173	79,015
Brokered certificates of deposit	448,034	464,500	484,035

Total out-of-market deposits	542,047	571,010	570,388

Total deposits	$2,972,668	$3,042,966	$2,976,800

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)

(dollars in thousands)

The following, as of the dates indicated, reconciles the income (loss) before income taxes to pre-tax, pre-provision earnings from core operations.

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Income (loss) before income taxes	$33,735	$(30,577)	$(10,441)	$(3,676)	$(2,304)	$(7,283)	$(27,040)
Add back (subtract):
Provision for loan losses	18,128	43,946	21,130	19,002	15,539	83,204	70,609

Nonperforming asset expense	1,538	4,055	4,938	8,453	2,295	10,531	3,273
Gain on investment securities	(32,804)	(142)	(1,433)	(8,958)	(378)	(34,379)	(8,637)

Pre-tax, pre-provision earnings from core operations	$20,597	$17,282	$14,194	$14,821	$15,152	$52,073	$38,205

The following, as of the dates indicated, reconciles net interest income to revenues:

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Net interest income	$34,367	$34,678	$33,467	$32,810	$32,375	$102,512	$90,101
Add back (subtract):
Noninterest income	44,142	6,158	4,374	12,735	3,376	54,674	20,856
Gain on investment securities	(32,804)	(142)	(1,433)	(8,958)	(378)	(34,379)	(8,637)

Revenues	$45,705	$40,694	$36,408	$36,587	$35,373	$122,807	$102,320

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measures of pre-tax, pre-provision earnings from core operations and of revenue. In the pre-tax, pre-provision earnings non-GAAP financial measure, the provision of loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, are excluded from the determination of operating results. The non-GAAP measure of revenue is calculated as the sum of net interest income and noninterest income less investment securities gains and losses. Management believes that these measures are useful because they provide a more comparable basis for evaluating financial performance from core operations period to period.